SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report :   June 1, 2007
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario, M2R 3W7
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit or Completed Interim Review.

On or about June 1, 2007, Silver Dragon Resources Inc. (the "Company") determined that certain items on the audited consolidated financial statements of the Company included in the Company's Forms 10-KSB for the year ended December 31, 2006 ("Forms 10-KSB") should no longer be relied upon.

In the financial statements for these periods, the Company erroneously understated the amount of trade payables and exploration expense.

The Company's CEO and sole director agreed to restate the financial statements for this period. The Company has restated its financial statements included in Form 10-KSB/A filed on July 9, 2007.

The Company has discussed the matters disclosed under Item 4.02(a) in this Current Report on Form 8-K with SF Partnership, LLP, the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: July 17, 2007	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer